Exhibit 5

SECURITIES PURCHASE AGREEMENT
THIS SECURITIES PURCHASE AGREEMENT (this “Agreement”) is dated as of April 21, 2023, entered into by and among Serve Robotics Inc., a Delaware corporation (the “Company”), and the Buyer(s) set forth on the signature pages affixed hereto (individually, a “Buyer” or collectively “Buyers”).
WITNESSETH:
WHEREAS, the Company and the Buyer(s) are executing and delivering this Agreement in reliance upon an exemption from securities registration pursuant to Section 4(a)(2) and/or Rule 506 of Regulation D (“Regulation D”) as promulgated by the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”); and
WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall sell to the Buyers (the “Offering”), as provided herein, and the Buyers shall purchase US$3,000,000 principal amount (the “Offering Amount”) at a purchase price of 100% (par) (the “Purchase Price”) of the Company’s 10% Secured Convertible Promissory Notes with a term of six (6) months from the date of issuance (the “Notes”); and the total Purchase Price shall be allocated among the Buyer(s) in the respective amounts set forth on the Buyer Omnibus Signature Page(s), affixed hereto (the “Subscription Amount”); and
WHEREAS, the Company intends to enter into a reverse triangular merger with a corporation to be identified (“Pubco”) whose common stock is registered under, and which is filing and has filed with the SEC all required reports under, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), but whose common stock (“Pubco Common Stock”) is not yet traded or approved for trading on any quotation system or exchange, and a newly formed acquisition subsidiary of Pubco, in which merger all of the outstanding shares of the Company will be cancelled in exchange for shares of Pubco Common Stock (such transaction, or any other transaction that results in the Company and its subsidiaries becoming subsidiaries of Pubco, or substantially all of the assets of the Company and its subsidiaries becoming owned directly or indirectly by, and their business being conducted directly or indirectly by, Pubco, the “Merger”); and
WHEREAS, simultaneously with the Merger, Pubco intends to conduct a private placement offering, pursuant to Regulation D under the Securities Act and any and all applicable state securities laws (the “PIPE”) of Pubco’s equity (the “PIPE Securities”), at an offering price per share to be determined by the Company and the investors therein (the “PIPE Offering Price”); and the PIPE Securities may include warrants or similar securities to purchase shares of Pubco Common Stock at an exercise price and for a term to be determined (the Merger, the PIPE and the transactions contemplated thereby are hereinafter referred to as the “Transactions”); and

WHEREAS, provided the Merger has been consummated and the first closing of the PIPE occurs, simultaneously upon the first closing of the PIPE, (a) the entire outstanding principal amount of the Notes will automatically be converted into PIPE Securities (the “Conversion Securities”) at a price per Conversion Security equal to eighty percent (80%) of the PIPE Offering Price (the “Conversion Price”) and any accrued interest on the Notes shall be forgiven, and (b) each Buyer will receive a warrant to purchase a number of shares of Pubco Common Stock equal to fifty percent (50%) of (i) the Subscription Amount with respect to such Buyer, divided by (ii) the Conversion Price, at an exercise price per share equal to the Conversion Price, exercisable for three (3) years (the “Bridge Warrants”); and
WHEREAS, certain proceeds of the sale of the Notes shall be held in escrow, pending closing of the purchase and sale of the Notes, pursuant to the terms of an escrow agreement among the Company, the Placement Agent (as defined below) and the Escrow Agent (as defined below) (the “Escrow Agreement”);
NOW, THEREFORE, in consideration of the mutual covenants and other agreements contained in this Agreement, the Company and the Buyer(s) hereby agree as follows:
1. PURCHASE AND SALE OF NOTES.
(a) Purchase of Notes.  Subject to the satisfaction (or waiver) of the terms and conditions of this Agreement, each Buyer agrees, severally and not jointly, to purchase at Closing (as defined below), and the Company agrees to sell and issue to each Buyer, severally and not jointly, at Closing, Notes in principal amounts set forth on the Buyer Omnibus Signature Page, attached hereto as Annex A, for each Buyer affixed hereto.  The minimum subscription amount for each Buyer is $25,000 principal amount of Notes.  The Notes shall be substantially in the form attached as Exhibit A to this Agreement.
(b) Closing Date; Offering Period.  The closing of the purchase and sale of the Notes (the “Closing”) shall take place on the date when all of the Transaction Documents have been executed and delivered by the applicable parties and the other conditions to the Closing set forth herein and in Sections 5 and 6 below have been satisfied or waived (or such later date as is mutually agreed to by the Company and the Buyer(s)).  The date of such Closing is hereinafter referred to as a “Closing Date.”  The Closing shall occur on a Closing Date remotely via the electronic exchange of documents and signatures.  The Offering shall terminate on April 18, 2023 (the “Termination Date”), or April 25, 2023 (the “Final Termination Date”) if the Termination Date has been extended by Company and the Placement Agent and/or the Introducing Broker (as defined below) (without necessity of notice to or consent from the Buyer or any other Buyer), and if the Termination Date occurs prior to a Closing, all funds remaining in the escrow account shall be returned to the Buyers as provided in the Escrow Agreement.
(c) Escrow Arrangements; Form of Payment.
(i) Buyers Introduced by Placement Agent. Upon execution hereof by a Buyer introduced to the Company by the Placement Agent, as applicable, and pending the Closing, the Subscription Amount shall be deposited in a non-interest bearing escrow account with Delaware Trust Company, as escrow agent (the “Escrow Agent”), pursuant to the terms of the Escrow Agreement and disbursed in accordance therewith.  Such Buyer shall either

(a)     wire transfer the Subscription Amount set forth on its Buyer Omnibus Signature Page, in immediately available funds, in accordance with the instructions set forth immediately below:
Escrow Agent Wire Instructions

Wire Instructions

Bank:	US Bank 5065 Wooster Road Cincinnati, OH 45226
ABA Routing #:	042000013
SWIFT CODE:	USBKUS44IMT
Account Name:	Delaware Trust Company
Account #:	130125268891
Reference:	“FFC: Serve Robotics Inc., Escrow Acct. #1010007573– [INSERT BUYER’S NAME]”
Delaware Trust Contact:	James Grier

or (b) deliver a certified or other bank check for the Subscription Amount payable to:
“Delaware Trust Company, as Escrow Agent for Serve Robotics Inc.,”
Reference:  “Account #1010007573; [INSERT BUYER’S NAME]”

Deliver to:

Delaware Trust Company
251 Little Falls Drive
Wilmington, Delaware 19808
Attn: Trust Administration

(ii) Buyers Introduced by Introducing Broker. Upon execution hereof by a Buyer introduced to the Company by the Introducing Broker, as applicable, and pending the Closing, the Subscription Amount shall be delivered to the Company as set forth below.  The  Buyer shall either
(a) wire transfer the Subscription Amount set forth on its Buyer Omnibus Signature Page, in immediately available funds, in accordance with the instructions set forth immediately below:
Company Wire Instructions

Bank Name:	SIL VLY BK SJ
ABA #:	121140399
Account #:	3303238644
Account Name:	SERVE ROBOTICS INC.
Reference:	[Name and address of Buyer]

or (b) deliver a certified or other bank check for the Subscription Amount payable to:
“Serve Robotics Inc.”
Reference:  “Account # 3303238644; [Name of Buyer]”
Deliver to:

Serve Robotics Inc..
730 Broadway
Redwood City, CA 94022
Attention:  Ali Kashani

(d) Delivery of Funds from Escrow.  Subject to the satisfaction of the terms and conditions of this Agreement, on the applicable Closing Date, the Escrow Agent shall deliver to the Company in accordance with the terms of the Escrow Agreement the Purchase Price for the Notes to be issued and sold to the Buyer(s), as applicable, on such Closing Date.
(e) Delivery of Notes.  Promptly after the applicable Closing Date, the Company shall deliver to the Buyer(s), the Note(s) to be issued at such Closing, duly executed on behalf of the Company.
(f) Acceptance of Subscriptions.  The Buyer understands and agrees that the Company, in its sole and absolute discretion, reserves the right to accept or reject this or any other subscription for the Notes, in whole or in part, notwithstanding prior receipt by the Buyer of notice of acceptance of this subscription.  If the subscription is rejected in whole or the offering of the Notes is terminated, all funds received by the Company from the Buyer or all funds received by the Escrow Agent from the Buyer, as applicable, will be promptly returned without interest or offset, and this subscription shall thereafter be of no further force or effect.  If this subscription is rejected in part, the funds for the rejected portion of this subscription will be returned without interest or offset, and this subscription will continue in full force and effect to the extent this subscription was accepted.
(g) Placement Agent/Introducing Broker. Laidlaw & Company (UK) Ltd. (the “Introducing Broker”), a broker-dealer licensed with the Financial Industry Regulatory Authority (“FINRA”), has been engaged on a best efforts basis as an introducing broker for the offering of the Notes pursuant to the terms of an Introducing Broker Agreement entered into between the Company and the Introducing Broker (the “Introducing Broker Agreement”). In addition, Network 1 Financial Securities, Inc. (the “Placement Agent”), a U.S.-registered broker-dealer licensed with FINRA has been engaged by the Company as placement agent on a best efforts basis for the offering of the Notes pursuant to the terms of a Placement Agent Agreement entered into between the Company and the Placement Agent (the “Placement Agent Agreement”).  At each Closing, the Placement Agent and Introducing Broker will each be paid a total commission of eight percent (8%) of funds raised from investors (or four percent (4%) in the case of funds invested by existing Serve investors, new investors Serve is currently in talks with, management and/or their affiliates, friends and families (“Insider Investors”)) in the Notes plus warrants to purchase a number of shares of Pubco Common Stock equal to eight percent (8%) of the number of PIPE Securities into which Bridge Notes sold to investors (other than Insider Investors) are initially convertible, with a term of three (3) years and an exercise price equal to the Conversion Price (“Bridge Brokers’ Warrants”), subject to the terms of the executed Placement Agency Agreement and the terms of the executed Introducing Broker Agreement, respectively.  Any sub-agent of the Placement Agent or the Introducing Broker that introduces investors to the Notes will be entitled to share in the cash fees and warrants attributable to those investors.

(h) Bridge Warrants.  Provided the Merger has closed and the first closing of the PIPE has occurred, the Company shall cause Pubco to issue to each Buyer Bridge Warrants to purchase a number of shares of Pubco Common Stock equal to fifty percent (50%) of (i) the Subscription Amount with respect to such Buyer, divided by (ii) the Conversion Price.  The Bridge Warrants shall be substantially in the form attached as Exhibit B to this Agreement.
2. BUYER’S REPRESENTATIONS AND WARRANTIES.
Each Buyer, severally and not jointly, represents and warrants to, and agrees with the Company, as of the applicable Closing, as to such Buyer, that:
(a) Investment Purpose.  The Buyer is acquiring the Notes, and, upon conversion (if any) of the Notes, the Buyer will acquire the Conversion Securities and Bridge Warrants, and upon exercise of the Bridge Warrants, the Buyer will acquire the shares of Pubco Common Stock issuable upon exercise of the Bridge Warrants (the “Warrant Shares” and, together with the Notes, the Conversion Securities and the Bridge Warrants, to the extent applicable, the “Securities”), in each case, for its own account, not as a nominee or agent, for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the Securities Act; provided, however, that by making the representations herein, such Buyer reserves the right to dispose of the Securities at any time in accordance with or pursuant to an effective registration statement covering such Securities, or an available exemption under the Securities Act.  The Buyer agrees not to sell, hypothecate or otherwise transfer the Securities unless such Securities are registered under the federal and applicable state securities laws or unless, in the opinion of counsel satisfactory to the Company, an exemption from such law is available. By executing this Agreement, the Buyer further represents that the Buyer does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities.
(b) Residence of Buyer.  The Buyer resides in the jurisdiction set forth on such Buyer’s Buyer Omnibus Signature Page affixed hereto.
(c) Accredited Investor Status.  The Buyer is an “accredited investor” as defined in Rule 501 of Regulation D as promulgated by the SEC under the Securities Act, for the reason(s) specified on the Accredited Investor Certification attached hereto as completed by the Buyer, and the Buyer shall submit to the Company such further assurances of such status as may be reasonably requested by the Company.

(d) Investor Qualifications.  The Buyer (i) if a natural person, represents that he or she is the greater of (A) 21 years of age or (B) the age of legal majority in his or her jurisdiction of residence, and has full power and authority to execute and deliver this Agreement and all other related agreements or certificates and to carry out the provisions hereof and thereof; (ii) if a corporation, partnership, or limited liability company or partnership, or association, joint stock company, trust, unincorporated organization or other entity, represents that such entity was not formed for the specific purpose of acquiring the Securities, such entity is duly organized, validly existing and in good standing under the laws of the state of its organization, the consummation of the transactions contemplated hereby is authorized by, and will not result in a violation of state law or its charter or other organizational documents, such entity has full power and authority to execute and deliver this Agreement and all other related agreements or certificates and to carry out the provisions hereof and thereof and to purchase and hold the Securities, the execution and delivery of this Agreement has been duly authorized by all necessary action, this Agreement has been duly executed and delivered on behalf of such entity and is a legal, valid and binding obligation of such entity; or (iii) if executing this Agreement in a representative or fiduciary capacity, represents that it has full power and authority to execute and deliver this Agreement in such capacity and on behalf of the subscribing individual, ward, partnership, trust, estate, corporation, or limited liability company or partnership, or other entity for whom the Buyer is executing this Agreement, and such individual, partnership, ward, trust, estate, corporation, or limited liability company or partnership, or other entity has full right and power to perform pursuant to this Agreement and make an investment in the Company, and represents that this Agreement constitutes a legal, valid and binding obligation of such entity.  The execution and delivery of this Agreement will not violate or be in conflict with any order, judgment, injunction, agreement or controlling document to which the Buyer is a party or by which it is bound.
(e) Buyer Relationship with Brokers.  The Buyer’s substantive relationship with any broker, including the Placement Agent and the Introducing Broker, for the transactions contemplated hereby or sub-agent thereof (collectively, “Brokers”), through which the Buyer is subscribing for the Notes predates such Broker’s contact with the Buyer regarding an investment in the Notes.
(f) Solicitation.  The Buyer is unaware of, is in no way relying on, and did not become aware of the offering of the Notes through or as a result of, any form of general solicitation or general advertising including, without limitation, any article, notice, advertisement or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, in connection with the offering and sale of the Notes and is not subscribing for the Notes and did not become aware of the offering of the Notes through or as a result of any seminar or meeting to which the Buyer was invited by, or any solicitation of a subscription by, a Person not previously known to the Buyer in connection with investments in securities generally. (“Person” means an individual, a corporation, partnership, limited liability company, association, trust, unincorporated organization, or other legal entity or organization, or any government or governmental agency.)
(g) Brokerage Fees.  The Buyer has taken no action that would give rise to any claim by any Person for brokerage commissions, finders’ fees or the like relating to this Agreement or the transaction contemplated hereby (other than fees to be paid by the Company to the Placement Agent and the Introducing Broker as described herein).

(h) Buyer’s Advisors.  The Buyer and/or the Buyer’s attorney, accountant, purchaser representative and/or tax advisor, if any (collectively, the “Advisors”), as the case may be, has such knowledge and experience in financial, tax, and business matters, and, in particular, investments in securities, so as to enable it to utilize the information made available to it in connection with the Securities to evaluate the merits and risks of an investment in the Securities and the Company and to make an informed investment decision with respect thereto.
(i) Buyer Liquidity.  The Buyer has adequate means of providing for such Buyer’s current financial needs and foreseeable contingencies and has no need for liquidity of its investment in the Securities for an indefinite period of time, and after purchasing the Notes the Buyer will be able to provide for any foreseeable current needs and possible personal contingencies.  The Buyer must bear and acknowledges the substantial economic risks of the investment in the Securities including the risk of illiquidity and the risk of a complete loss of this investment.
(j) High Risk Investment.  The Buyer is aware that an investment in the Notes, and upon conversion of the Notes, the Conversion Securities and Bridge Warrants, and upon exercise of the Bridge Warrants, the Warrant Shares involves a number of very significant risks and has carefully researched and reviewed and understands the risks of, and other considerations relating to, the purchase of the Notes, and upon conversion of the Notes, the Conversion Securities and Bridge Warrants, and upon exercise of the Bridge Warrants, the Warrant Shares.  Buyer acknowledges that, among other things, while the Company and its Subsidiaries (as defined below) shall have entered into the Security Agreement (as defined below) with the Buyers, pursuant to which the Company and its Subsidiaries shall have granted and conveyed to the Buyers a security interest in the Company and its Subsidiaries, on the terms described therein, as security for the full and timely repayment of the Notes, which Security Agreement shall be governed by the laws of the State of New York, neither the Company nor any Broker has, and none of them intends to (A) review, research or obtain any report or opinion on the title of the Company and its Subsidiaries to any of their respective assets, or (B) take any action to perfect any security interest in any assets of the Company or its Subsidiaries in any jurisdiction, except that the Company will cause a Form UCC-1 financing statement naming the Company and each Subsidiary as debtors and the Buyers as secured parties to be filed in the appropriate office of the Secretary of State of the State of Delaware.  The Buyer further understands that, therefore, notwithstanding anything in the Transaction Documents, the security interest granted in the Security Agreement may not be perfected with respect to any specific assets and/or may not have the priority specified in the Security Agreement.
(k) Reliance on Exemptions.  The Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of such Buyer to acquire such securities. The Buyer further acknowledges and understands that the Company is relying on the representations and warranties made by the Buyer hereunder and that such representations and warranties are a material inducement to the Company to sell the Securities to the Buyer. The Buyer further acknowledges that without such representations and warranties of the Buyer made hereunder, the Company would not enter into this Agreement with the Buyer.
(l) Information.  The Buyer and its Advisors have been furnished with all documents and materials relating to the business, finances and operations of the Company and its Subsidiaries and information that Buyer or its Advisors requested and deemed material to making an informed investment decision regarding its purchase of the Notes.  The Buyer and its Advisors have been afforded the opportunity to review such documents and materials and the information contained therein.  The Buyer and its Advisors have been afforded the opportunity to ask questions of the Company and its management.  The Buyer understands that such discussions, as well as any written information provided by the Company, were intended to describe the aspects of the Company’s and its Subsidiaries’ business and prospects which the Company believes to be material, but were not necessarily a thorough or exhaustive description, and except as expressly set forth in this Agreement, the Company makes no representation or warranty with respect to such information or the completeness thereof and makes no representation or warranty of any kind with respect to any information provided by any entity other than the Company.  Some of such information may include projections as to the future performance of the Company and its Subsidiaries, which projections may not be realized, may be based on assumptions which may not be correct and may be subject to numerous factors beyond the Company’s and its Subsidiaries’ control.  Additionally, the Buyer understands and represents that he, she or it is purchasing the Notes notwithstanding the fact that the Company and its Subsidiaries may disclose in the future certain material information the Buyer has not received, including the financial results of the Company and its Subsidiaries for their current fiscal quarters.  Neither such inquiries nor any other due diligence investigations conducted by such Buyer or its Advisors shall modify, amend or affect such Buyer’s right to rely on the Company’s representations and warranties contained in Section 3 of this Agreement.  Each Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Notes.

(m) No Other Representations or Information.  In evaluating the suitability of an investment in the Securities, the Buyer has not relied upon any representation or information (oral or written) with respect to the Company or its Subsidiaries, or otherwise, other than as stated in this Agreement.  No oral or written representations have been made, or oral or written information furnished, to the Buyer or its Advisors, if any, in connection with the offering of the Securities.
(n) No Governmental Review.  The Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Notes (or the Conversion Securities, Bridge Warrants or Warrant Shares), or the fairness or suitability of the investment in the Notes (or the Conversion Securities or the Warrant Shares), nor have such authorities passed upon or endorsed the merits of the offering of the Notes (or the Conversion Securities, Bridge Warrants or Warrant Shares).
(o) Transfer or Resale.  The Buyer understands that: (i) the Securities have not been and are not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, or (B) such Buyer shall have delivered to the Company an opinion of counsel, in a generally acceptable form, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration requirements; (ii) any sale of such Securities made in reliance on Rule 144 under the Securities Act (or a successor rule thereto) (“Rule 144”) may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of such Securities under circumstances in which the seller (or the Person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder; and (iii) the Company is not and no other Person, other than Pubco upon consummation of the Merger and the first closing of the PIPE as specifically provided in the Registration Rights Agreement (as defined below), is under any obligation to register such Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.  The Buyer understands and agrees that Pubco has the right to place stop transfer instructions against the shares and certificates for the Conversion Securities and the Warrant Shares to the extent specifically set forth under this Agreement.  There can be no assurance that there will be any market or resale for the Notes (or the Conversion Securities or the Warrant Shares), nor can there be any assurance that the Notes (or the Conversion Securities, Bridge Warrants or the Warrant Shares) will be freely transferable at any time in the foreseeable future.

(p) Legends.  Each Buyer understands that the certificates or other instruments representing the Notes (and the Conversion Securities, Bridge Warrants and Warrant Shares) shall bear a restrictive legend in substantially the following form (and a stop transfer order may be placed against transfer of such stock certificates):
(i) THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THESE SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY, (B) IN COMPLIANCE WITH RULE 144 UNDER THE SECURITIES ACT, IF AVAILABLE, AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, (C) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT, OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS, AND THE HOLDER HAS, PRIOR TO SUCH SALE, FURNISHED TO THE COMPANY AN OPINION OF COUNSEL OR OTHER EVIDENCE OF EXEMPTION, IN EITHER CASE REASONABLY SATISFACTORY TO THE COMPANY. HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.
(ii) Any legend required by the securities laws of any state to the extent such laws are applicable to the Securities or any securities issued in respect thereof or exchange therefor.

(q) Authorization, Enforcement.  The Buyer has the requisite power and authority to enter into and perform under this Agreement and the Transaction Documents (as defined below) to which such Buyer is a party, and to purchase the Notes being sold to it hereunder. The execution, delivery and performance of this Agreement and the Transaction Documents by such Buyer and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate or partnership action, and no further consent or authorization of such Buyer or its Board of Directors, stockholders, partners, members, as the case may be, is required.  This Agreement and the Transaction Documents (to the extent the Buyer is a party thereto) have been duly authorized, executed and delivered by such Buyer and upon execution of this Agreement and the Transaction Documents by the other parties hereto and thereto, constitute, or shall constitute when executed and delivered, a valid and binding obligation of such Buyer enforceable against such Buyer in accordance with the terms hereof and thereof, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.
(r) No Conflicts.  The execution, delivery and performance of this Agreement and the other Transaction Documents and the consummation by such Buyer of the transactions contemplated hereby and thereby or relating hereto do not and will not (i) if the Buyer is not an individual, result in a violation of such Buyer’s charter documents or bylaws or other organizational documents or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of any agreement, indenture or instrument or obligation to which such Buyer is a party or by which its properties or assets are bound, or result in a violation of any law, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to such Buyer or its properties (except for such conflicts, defaults and violations as would not, individually or in the aggregate, have a material adverse effect on such Buyer).  Such Buyer is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement and the other Transaction Documents to which it is a party or to purchase the Securities in accordance with the terms hereof, provided that for purposes of the representation made in this sentence, such Buyer is assuming and relying upon the accuracy of the relevant representations and agreements of the Company herein.
(s) Receipt of Documents.  Each Buyer, its counsel and/or its Advisors have received and read in their entirety (i) this Agreement and each representation, warranty and covenant set forth herein, and (ii) all due diligence and other information, if any, provided by the Company to verify the accuracy and completeness of such representations, warranties of the Company; each Buyer has received answers to any questions such Buyer submitted to the Company regarding an investment in the Company to such Buyer’s satisfaction; and each Buyer has relied on the information contained therein and has not been furnished any other documents, literature, memorandum or prospectus.

(t) Pubco.  Each Buyer acknowledges and agrees that no consent of Buyer to the identity of Pubco will be required, provided that in connection with the Merger, the Company obtains representations and warranties from Pubco substantially to the effect that, at the time of the Merger,
(i) Pubco is a corporation incorporated and in good standing in a state of the United States;
(ii) Pubco has complied with all applicable federal and state securities laws and regulations, including being current in all of its reporting obligations under federal securities laws and regulations; and all prior issuances of securities have been either registered under the Securities Act, or exempt from registration;

(iii) Pubco is not in violation or breach of, conflict with, in default under (with or without the passage of time or the giving of notice or both) any provisions of (a) Pubco incorporation documents or (b) any mortgage, indenture, lease, license or any other agreement or instrument;

(iv) no order suspending the effectiveness of any registration statement of Pubco under the Securities Act or the Exchange Act has been issued by the SEC and, to Pubco’s knowledge, no proceedings for that purpose have been initiated or threatened by the SEC;

(v) Pubco is not and has not, and the past and present officers, directors and affiliates of Pubco are not and have not, been the subject of, nor does any officer or director of Pubco have any reason to believe that Pubco or any of its officers, directors or affiliates will be the subject of, any civil or criminal proceeding or investigation by any federal or state agency alleging a violation of securities laws;

(vi) Pubco is not and has not been the subject of any voluntary or involuntary bankruptcy proceeding, nor is it or has it been a party to any material litigation or, within the past two years, the subject of any threat of material litigation (litigation shall be deemed “material” if the amount at issue exceeds the lesser of US$10,000 per matter or US$25,000 in the aggregate);

(vii) after giving effect to the Merger, Pubco will not have any direct (unconsolidated) liabilities, contingent or otherwise, including but not limited to notes payable and accounts payable; and

(viii) the issued and outstanding share capital of Pubco, immediately prior to Merger, has been duly authorized and is validly issued, are fully paid, non-assessable, and has been issued in accordance with all applicable laws, including, but not limited to, the Securities Act.
(u) Shell Company Status.  Each Buyer understands that prior to the Merger, Pubco will be a “shell company” as defined in Rule 12b-2 under the Exchange Act, and that upon the filing of a Current Report on Form 8-K reporting the consummation of the Merger and the Transactions and otherwise containing Form 10 information discussed below, Pubco will cease to be a shell company.  Pursuant to Rule 144(i), securities issued by a current or former shell company (such as the Securities) that otherwise meet the holding period and other requirements of Rule 144 nevertheless cannot be sold in reliance on Rule 144 until one year after post-Merger Pubco (a) is no longer a shell company; and (b) has filed current “Form 10 information” (as defined in Rule 144(i)) with the SEC reflecting that it is no longer a shell company, and provided that at the time of a proposed sale pursuant to Rule 144, post-Merger Pubco is subject to the reporting requirements of section 13 or 15(d) of the Exchange Act and has filed all reports and other materials required to be filed by section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months (or for such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports.  As a result, the restrictive legends on certificates for the securities cannot be removed except in connection with an actual sale meeting the foregoing requirements or pursuant to an effective registration statement.

(v) Confidentiality.  Each Buyer acknowledges and agrees that all of the information received by it in connection with the transactions contemplated by this Agreement and the other Transactions is of a confidential nature and may be regarded as material non-public information under Regulation FD promulgated by the SEC and that such information has been furnished to the Buyer for the sole purpose of enabling the Buyer to consider and evaluate an investment in the Securities.  The Buyer agrees that it will treat such information in a confidential manner, will not use such information for any purpose other than evaluating an investment in the Securities, will not, directly or indirectly, trade or permit the Buyer’s agents, representatives or affiliates to trade in any securities of the Company or Pubco (from the moment such Buyer has learned the identity of Pubco) while in possession of such information and will not, directly or indirectly, disclose or permit the Buyer’s agents, representatives or affiliates to disclose any of such information without the Company’s prior written consent.  The Buyer shall make its agents, affiliates and representatives aware of the confidential nature of the information contained herein and the terms of this section including the Buyer’s agreement to not disclose such information, to not trade in the Company’s or Pubco’s (from the moment such Buyer has learned the identity of Pubco) securities while in the possession of such information and to be responsible for any disclosure or other improper use of such information by such agents, affiliates or representatives.  Likewise, without the Company’s prior written consent, the Buyer will not, directly or indirectly, make any statements, public announcements or other release or provision of information in any form to any trade publication, to the press or to any other Person or entity whose primary business is or includes the publication or dissemination of information related to the transactions contemplated by this Agreement.
(w) No Legal Advice from the Company.  Each Buyer acknowledges that it had the opportunity to review this Agreement and the transactions contemplated by this Agreement with its own Advisors.  Each Buyer is relying solely on such Advisors and not on any statements or representations of the Company or any of its employees, representatives or agents for legal, tax, economic and related considerations or investment advice with respect to this investment, the transactions contemplated by this Agreement or the securities laws of any jurisdiction.
(x) No Group Participation.  Each Buyer and its affiliates is not a member of any group, nor is any Buyer acting in concert with any other Person, including any other Buyer, with respect to its acquisition of the Notes (and the Conversion Securities and the Warrant Shares).

(y) Reliance.  Any information which the Buyer has heretofore furnished or is furnishing herewith to the Company or any Broker is complete and accurate and may be relied upon by the Company and any Broker in determining the availability of an exemption from registration under U.S. federal and state securities laws in connection with the offering of the Securities.  The Buyer further represents and warrants that it will notify and supply corrective information to the Company immediately upon the occurrence of any change therein occurring prior to the Company’s issuance of the Notes.  Within five (5) days after receipt of a request from the Company or any Broker, the Buyer will provide such information and deliver such documents as may reasonably be necessary to comply with any and all laws and ordinances to which the Company or any Broker is subject.
(z) (For ERISA plan Buyers only).  The fiduciary of the Employee Retirement Income Security Act of 1974 (“ERISA”) plan (the “Plan”) represents that such fiduciary has been informed of and understands the Company’s investment objectives, policies and strategies, and that the decision to invest “plan assets” (as such term is defined in ERISA) in the Company is consistent with the provisions of ERISA that require diversification of plan assets and impose other fiduciary responsibilities.  The Buyer fiduciary or Plan (a) is responsible for the decision to invest in the Company; (b) is independent of the Company or any of its affiliates; (c) is qualified to make such investment decision; and (d) in making such decision, the Buyer fiduciary or Plan has not relied primarily on any advice or recommendation of the Company or any of its affiliates.
(aa) Anti-Money Laundering; OFAC.  [The Buyer should check the Office of Foreign Assets Control (“OFAC”) website at http://www.treas.gov/ofac before making the following representations.] The Buyer represents that the amounts invested by it in the Company in the Notes were not and are not directly or indirectly derived from activities that contravene U.S. federal or state or international laws and regulations, including anti-money laundering laws and regulations.  U.S. federal regulations and Executive Orders administered by OFAC prohibit, among other things, the engagement in transactions with, and the provision of services to, certain foreign countries, territories, entities and individuals.  The lists of OFAC prohibited countries, territories, Persons and entities can be found on the OFAC website at http://www.treas.gov/ofac.  In addition, the programs administered by OFAC (the “OFAC Programs”) prohibit dealing with individuals1 or entities in certain countries regardless of whether such individuals or entities appear on the OFAC lists.
To the best of the Buyer’s knowledge, none of: (1) the Buyer; (2) any Person controlling or controlled by the Buyer; (3) if the Buyer is a privately-held entity, any Person having a beneficial interest in the Buyer; or (4) any Person for whom the Buyer is acting as agent or nominee in connection with this investment is a country, territory, individual or entity named on an OFAC list, or a Person prohibited under the OFAC Programs.  Please be advised that the Company may not accept any amounts from a prospective investor if such prospective investor cannot make the representation set forth in the preceding paragraph.  The Buyer agrees to promptly notify the Company should the Buyer become aware of any change in the information set forth in these representations.  The Buyer understands and acknowledges that, by law, the Company may be obligated to “freeze the account” of the Buyer, either by prohibiting additional subscriptions from the Buyer, declining any redemption requests and/or segregating the assets in the account in compliance with governmental regulations, and a Broker may also be required to report such action and to disclose the Buyer’s identity to OFAC.  The Buyer further acknowledges that the Company may, by written notice to the Buyer, suspend the redemption rights, if any, of the Buyer if the Company reasonably deems it necessary to do so to comply with anti-money laundering regulations applicable to the Company or any Broker or any of the Company’s other service providers.

_________________
1 These individuals include specially designated nationals, specially designated narcotics traffickers and other parties subject to OFAC sanctions and embargo programs.

To the best of the Buyer’s knowledge, none of: (1) the Buyer; (2) any Person controlling or controlled by the Buyer; (3) if the Buyer is a privately-held entity, any Person having a beneficial interest in the Buyer; or (4) any Person for whom the Buyer is acting as agent or nominee in connection with this investment is a senior foreign political figure2, or any immediate family3 member or close associate4 of a senior foreign political figure, as such terms are defined in the footnotes below.
If the Buyer is affiliated with a non-U.S. banking institution (a “Foreign Bank”), or if the Buyer receives deposits from, makes payments on behalf of, or handles other financial transactions related to a Foreign Bank, the Buyer represents and warrants to the Company that: (1) the Foreign Bank has a fixed address, other than solely an electronic address, in a country in which the Foreign Bank is authorized to conduct banking activities; (2) the Foreign Bank maintains operating records related to its banking activities; (3) the Foreign Bank is subject to inspection by the banking authority that licensed the Foreign Bank to conduct banking activities; and (4) the Foreign Bank does not provide banking services to any other Foreign Bank that does not have a physical presence in any country and that is not a regulated affiliate.
(bb) Certain Relationships.  The Buyer acknowledges and agrees that the Placement Agent or the Introducing Broker and/or their affiliates and/or principals and employees may contemporaneously herewith or from time to time hereafter engage in other business relationships with and perform other services for the Company and/or Pubco and/or their affiliates (including, without limitation, acting as a placement agent or an introducing broker for the PIPE) and may own securities of the Company and/or Pubco and/or their affiliates.
(cc) Knowledge.  The Buyer is aware of the Company’s business affairs and financial condition and has reviewed the risk factors attached in Annex B to this agreement and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities.
________________
2     A “senior foreign political figure” is defined as a senior official in the executive, legislative, administrative, military or judicial branches of a foreign government (whether elected or not), a senior official of a major foreign political party, or a senior executive of a foreign government-owned corporation. In addition, a “senior foreign political figure” includes any corporation, business or other entity that has been formed by, or for the benefit of, a senior foreign political figure.

3     “Immediate family” of a senior foreign political figure typically includes the figure’s parents, siblings, spouse, children and in-laws.

4     A “close associate” of a senior foreign political figure is a person who is widely and publicly known to maintain an unusually close relationship with the senior foreign political figure, and includes a person who is in a position to conduct substantial domestic and international financial transactions on behalf of the senior foreign political figure.

(dd) Disqualification.  The Buyer represents that neither the Buyer, nor any person or entity with whom the Buyer shares beneficial ownership of Company securities, is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act.  Each Buyer also agrees to notify the Company if such Buyer or any person or entity with whom such Buyer shares beneficial ownership of Company securities becomes subject to such disqualifications after the date hereof (so long as such Buyer or any such person beneficially owns any equity securities of the Company).
(ee) Foreign Investors.  If a Buyer is not a United States person (as defined by Rule 902(k) under the Securities Act), such Buyer hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Securities or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Securities, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Securities.  Such Buyer’s subscription and payment for, and his or her continued beneficial ownership of the Securities, will not violate any applicable securities or other laws of the Buyer’s jurisdiction.  Such Buyer also hereby represents that such Buyer is not a “10-percent shareholder” as defined in Section 871(h) of the Internal Revenue Code of 1986, as amended.
(ff) Foreign Investment Risk Review Modernization Act.  Each Buyer represents that it is not a “foreign person” within the meaning defined in 31 C.F.R. Part 800, unless the Company has otherwise explicitly waived the requirement of this subsection as it applies to a particular Buyer in writing.
3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.
Except as set forth in the disclosure schedule delivered to the Buyers concurrently with the execution of this Agreement (the “Disclosure Schedule”), the Company hereby represents and warrants to each of the Buyers, as of the applicable Closing, that:
(a) Organization and Qualification.  The Company and each of its Subsidiaries is a corporation or other business entity duly organized and validly existing in good standing under the laws of the jurisdiction of its formation and has the requisite corporate power to own its properties and to carry on its business as now being conducted.  The Company and each of its Subsidiaries (as defined below) is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect, as defined below.  Each Subsidiary of the Company is identified on Schedule 3(a) attached hereto.  “Subsidiary” of any Person shall mean and include (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries and (ii) any partnership, association, joint venture or other entity in which such Person directly or indirectly through Subsidiaries, has more than a 50% equity interest at the time.  Subsidiary shall in any event exclude any Person which would otherwise be a Subsidiary but the interests in which were acquired in an investment banking transaction and are being held for resale.

(b) Authorization, Enforcement, Compliance with Other Instruments.  (i) The Company and each of its Subsidiaries that is party to this Agreement, the Security Agreement, the Registration Rights Agreement, a Guaranty (as defined below) or any of the other agreements and documents that are exhibits hereto or thereto or are contemplated hereby or thereby or necessary or desirable to effect the transactions contemplated hereby (the “Transaction Documents”) has the requisite corporate power and authority to enter into and perform its obligations under the Transaction Documents to which it is a party and to issue the Notes in accordance with the terms hereof and thereof, (ii) the execution and delivery by the Company and each such Subsidiary of each of the Transaction Documents to which it is a party and the consummation by it of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Notes have been, or will be at the time of execution of such Transaction Document, duly authorized by the Company’s or such Subsidiary’s Board of Directors, and no further consent or authorization is, or will be at the time of execution of such Transaction Document, required by the Company or such Subsidiary, their respective Board of Directors or their respective stockholders, (iii) each of the Transaction Documents will be duly executed and delivered by the Company and/or each of its Subsidiaries that is party thereto, (iv) the Transaction Documents when executed will constitute the valid and binding obligations of the Company and each of its Subsidiaries that is party thereto enforceable against the Company and each such Subsidiary in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies.
(c) Capitalization.  The authorized capital stock of the Company consists of 21,200,000 shares of common stock, par value US$0.00001 per share (the “Company Common Stock”) and 10,090,150 shares of preferred stock, par value US$0.00001 per share (the “Company Preferred Stock”), of which 4,008,079 shares are designated “Series Seed Preferred Stock,” 3,037,227 shares are designated “Series Seed-1 Preferred Stock,” 2,599,497 shares are designated “Series Seed-2 Preferred Stock” and 445,347 shares are designated “Series Seed-3 Preferred Stock”.  As of the date hereof, the Company has 8,645,861 shares of Company Common Stock issued and outstanding, 3,847,756 shares of Series Seed Preferred Stock issued and outstanding, 3,037,227 shares of Series Seed-1 Preferred Stock issued and outstanding, 2,599,497 shares of Series Seed-2 Preferred Stock issued and outstanding and 445,347 shares of Series Seed-3 Preferred Stock issued and outstanding. All of the outstanding shares of Company Common Stock and Company Preferred Stock and of the stock of each of its Subsidiaries have been duly authorized, validly issued and are fully paid and nonassessable.  The Company has reserved 6,061,808 shares of Company Common Stock for issuance to officers, directors, employees and consultants of the Company. Except as set forth on Schedule 3(c), no shares of capital stock of the Company or any of its Subsidiaries are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company; and any such rights set forth on Schedule 3(c) have been duly waived in writing.  As of the date of this Agreement, except as set forth on Schedule 3(c), (i) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries, (ii) there are no outstanding debt securities other than as set forth in Schedule A to the Note, (iii) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the Securities Act other than the Registration Rights Agreement, and (iv) there are no outstanding registration statements and there are no outstanding comment letters from the SEC or any other regulatory agency. There are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Notes as described in this Agreement.  The Notes (and the Conversion Securities and the Warrant Shares), when issued, will be free and clear of all pledges, liens, encumbrances and other restrictions (other than those arising under applicable securities laws as a result of the issuance of the Notes).  Except as set forth on Schedule 3(c), no co-sale right, right of first refusal or other similar right exists with respect to the Notes (or will exist with respect to the Conversion Securities or the Warrant Shares) or the issuance and sale thereof; and any such rights set forth on Schedule 3(c) have been duly waived in writing.  The issue and sale of the Notes (and the Conversion Securities and the Warrant Shares) will not result in a right of any holder of Company securities to adjust the exercise, exchange or reset price under such securities.

(d) Issuance of Securities.  The Notes are duly authorized and, upon issuance in accordance with the terms hereof, shall be duly issued, fully paid and nonassessable, are free from all taxes, liens and charges with respect to the issue thereof.  Upon conversion of the Notes in accordance with the Transaction Documents, the Conversion Securities will be duly issued, fully paid and nonassessable.  Upon exercise of the Bridge Warrants in accordance with the Transaction Documents, the Warrant Shares will be duly issued, fully paid and nonassessable.
(e) No Conflicts.  The execution, delivery and performance of each of the Transaction Documents by the Company and each of its Subsidiaries that is party hereto and thereto, and the consummation by the Company and each of its Subsidiaries that is party hereto and thereto of the transactions contemplated hereby and thereby will not (i) result in a violation of the Certificate of Incorporation, any certificate of designations of any outstanding series of Company Preferred Stock or the By-laws (or equivalent constitutive document) of the Company or any of its Subsidiaries or (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any Subsidiary is a party, or result in a violation of any law, rule, regulation, order, judgment or decree (including U.S. federal and state securities laws and regulations) applicable to the Company or any Subsidiary or by which any property or asset of the Company or any Subsidiary is bound or affected except for those which could not reasonably be expected to have a material adverse effect on the assets, business, condition (financial or otherwise), results of operations or future prospects of the Company and its Subsidiaries taken as a whole (a “Material Adverse Effect”).  Except those which could not reasonably be expected to have a Material Adverse Effect, neither the Company nor any Subsidiary is in violation of any term of or in default under its constitutive documents.  Except as set forth in Schedule 3(e), and except those which could not reasonably be expected to have a Material Adverse Effect, neither the Company nor any Subsidiary is in violation of any term of or in default under any material contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order or any statute, rule or regulation applicable to the Company or any Subsidiary.  The business of the Company and its Subsidiaries is not being conducted, and shall not be conducted in violation of any material law, ordinance, or regulation of any governmental entity, except for any violation which could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.  Except as specifically contemplated by this Agreement and as required under the Securities Act and any applicable state securities laws, neither the Company nor any of its Subsidiaries is required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under or contemplated by this Agreement or the other Transaction Documents in accordance with the terms hereof or thereof.  Neither the execution and delivery by the Company of the Transaction Documents to which it is a party, nor the consummation by the Company of the transactions contemplated hereby or thereby, will require any notice, consent or waiver under any contract or instrument to which the Company is a party or by which the Company is bound or to which any of their assets is subject, except for (i) any notice, consent or waiver set forth in Schedule 3(e), or (ii) any notice, consent or waiver the absence of which would not have a Material Adverse Effect and would not adversely affect the consummation of the transactions contemplated hereby or thereby.  All consents, authorizations, orders, filings and registrations which the Company or any of its Subsidiaries is required to obtain pursuant to the preceding two sentences have been obtained or effected on or prior to the date hereof.  Except as set forth on Schedule 3(e), the Company is unaware of any facts or circumstance, which might give rise to any of the foregoing.
(f) Absence of Litigation.  Except as set forth on Schedule 3(f), there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body now pending or, to the knowledge of the Company, threatened, against or affecting the Company or any of its Subsidiaries, wherein an unfavorable decision, ruling or finding would (i) adversely affect the validity or enforceability of, or the authority or ability of the Company or any of its Subsidiaries to perform its obligations under, this Agreement or any of the other Transaction Documents, or (ii) have a Material Adverse Effect.

(g) Acknowledgment Regarding Buyer’s Purchase of the Notes. The Company acknowledges and agrees that each Buyer is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby.  The Company further acknowledges that each Buyer is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby and any advice given by such Buyer or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to such Buyer’s purchase of the Notes (and the Conversion Securities and the Warrant Shares).  The Company further represents to the Buyers that the Company’s decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives.
(h) No General Solicitation.  Neither the Company, nor any of its affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities.
(i) No Integrated Offering.  Assuming the accuracy of the Buyers’ representations and warranties set forth in Section 2, neither the Company, nor any of its affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the Securities under the Securities Act or cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of the Securities Act.
(j) Employee Relations.  Neither the Company nor any Subsidiary is involved in any labor dispute nor, to the knowledge of the Company, is any such dispute threatened, which could reasonably be expected to result in a Material Adverse Effect.  Neither Company nor any Subsidiary is party to any collective bargaining agreement.  The Company’s and/or its Subsidiaries’ employees are not members of any union that relates to such employee’s relationship with the Company and/or such Subsidiary, and the Company believes that its and its Subsidiaries’ relationship with their respective employees is good.
(k) Intellectual Property Rights.  Except as set forth on Schedule 3(k), the Company owns or possesses all patents, trademarks, domain names (whether or not registered) and any patentable improvements or copyrightable derivative works thereof, websites and intellectual property rights relating thereto, service marks, trade names, copyrights, licenses and authorizations, and all rights with respect to the foregoing, which are necessary for the conduct of its business as now conducted without any conflict with the rights of others except for such conflicts that would not result in a Material Adverse Effect.  Neither Company nor any Subsidiary has received any notice of infringement of, or conflict with, the asserted rights of others with respect to any intellectual property that it utilizes.
(l) Environmental Laws.
(i)
The Company and each Subsidiary has complied with all applicable Environmental Laws (as defined below), except for violations of Environmental Laws that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect.  There is no pending or, to the knowledge of the Company, threatened civil or criminal litigation, written notice of violation, formal administrative proceeding, or investigation, inquiry or information request, relating to any Environmental Law involving the Company or any Subsidiary, except for litigation, notices of violations, formal administrative proceedings or investigations, inquiries or information requests that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect.  For purposes of this Agreement, “Environmental Law” means any national, state, provincial or local law, statute, rule or regulation or the common law relating to the environment or occupational health and safety, including without limitation any statute, regulation, administrative decision or order pertaining to (i) treatment, storage, disposal, generation and transportation of industrial, toxic or hazardous materials or substances or solid or hazardous waste; (ii) air, water and noise pollution; (iii) groundwater and soil contamination; (iv) the release or threatened release into the environment of industrial, toxic or hazardous materials or substances, or solid or hazardous waste, including without limitation emissions, discharges, injections, spills, escapes or dumping of pollutants, contaminants or chemicals; (v) the protection of wild life, marine life and wetlands, including without limitation all endangered and threatened species; (vi) storage tanks, vessels, containers, abandoned or discarded barrels, and other closed receptacles; (vii) health and safety of employees and other Persons; and (viii) manufacturing, processing, using, distributing, treating, storing, disposing, transporting or handling of materials regulated under any law as pollutants, contaminants, toxic or hazardous materials or substances or oil or petroleum products or solid or hazardous waste.  As used above, the terms “release” and “environment” shall have the meaning set forth in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

(ii)
 The Company and its Subsidiaries (i) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (ii) are in compliance with all terms and conditions of any such permit, license or approval, where the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

(m) Permits. The Company and its Subsidiaries have all authorizations, approvals, clearances, licenses, permits, certificates or exemptions (including manufacturing approvals and authorizations, pricing and reimbursement approvals, labeling approvals, registration notifications or their foreign equivalent) issued by any regulatory authority or governmental agency (collectively, “Permits”) required to conduct their respective businesses as currently conducted except to the extent that the failure to have such Permits would not have a Material Adverse Effect.  The conduct of business by the Company complies, and at all times has substantially complied, in all material respects with applicable federal, state and foreign laws except to the extent that the failure to so comply would not have a Material Adverse Effect.  To the knowledge of the Company, as of the date hereof, no regulatory authority or governmental agency is considering limiting, suspending or revoking any such Permit. To the knowledge of the Company, there is no material false or misleading information or material omission in any application or other submission by the Company or any of its Subsidiaries to any regulatory authority or governmental agency.  The Company or its Subsidiaries have fulfilled and performed in all material respects their obligations under each Permit, and, as of the date hereof, to the knowledge of the Company, no event has occurred or condition or state of facts exists which would constitute a breach or default or would cause revocation or termination of any such Permit except to the extent that such breach, default, revocation or termination would not have a Material Adverse Effect.  To the knowledge of the Company, any third party that is a manufacturer or contractor for the Company or any of its Subsidiaries is in compliance in all material respects with all Permits insofar as they pertain to the manufacture of product components or products for the Company. The Company and its Subsidiaries have not received any notice from any governmental agency alleging or asserting noncompliance with any applicable laws or Permits.  The Company and its Subsidiaries are not subject to any obligation arising under an administrative or regulatory action or other notice, response or commitment made to or with any regulatory authority or governmental agency.  The Company and its Subsidiaries have made all notifications, submissions and reports required by applicable federal, state and foreign laws, except to the extent that the failure to make such notifications, submission or reports would not have a Material Adverse Effect.
(n) Title.  Neither the Company nor any of its Subsidiaries owns any real property. Except as set forth on Schedule 3(n), each of the Company and its Subsidiaries has good and marketable title to all of its personal property and assets free and clear of any material restriction, mortgage, deed of trust, pledge, lien, security interest or other charge, claim or encumbrance which would have a Material Adverse Effect. Except as set forth on Schedule 3(n), with respect to properties and assets it leases, each of the Company and its Subsidiaries is in material compliance with such leases and holds a valid leasehold interest free of any liens, claims or encumbrances which would have a Material Adverse Effect.
(o) Tax Status.  The Company and each Subsidiary has made and filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject and (unless and only to the extent that the Company or such Subsidiary has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply.  There are no unpaid taxes in any material amount claimed to be due from the Company or any Subsidiary by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.
(p) Certain Transactions.  Except for arm’s length transactions pursuant to which the Company or any Subsidiary makes payments in the ordinary course of business upon terms no less favorable than it could obtain from third parties, none of the officers, directors, or employees of the Company or any Subsidiary is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $120,000 and other than for (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) other employee benefits, including stock award agreements under any equity incentive plan of the Company.

(q) Rights of First Refusal.  Except as set forth on Schedule 3(q), the Company is not obligated to offer the securities offered hereunder on a right of first refusal basis or otherwise to any third parties including, but not limited to, current or former stockholders of the Company, underwriters, brokers, agents or other third parties; any such rights set forth on Schedule 3(q) have been duly waived in writing.
(r) Reliance.  The Company acknowledges that the Buyers are relying on the representations and warranties made by the Company hereunder (as modified by the Disclosure Schedule) and that such representations and warranties are a material inducement to the Buyer purchasing the Notes.  The Company further acknowledges that without such representations and warranties of the Company made hereunder (as modified by the Disclosure Schedule), the Buyers would not enter into this Agreement.
(s) Brokers’ Fees.  Except as set forth on Schedule 3(s), the Company does not have any liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement, except for the payment of fees to the Placement Agent and the Introducing Broker as described below.
4. COVENANTS.
(a) Best Efforts.  Each party shall use its best efforts timely to satisfy each of the conditions to be satisfied by it as provided in Sections 5 and 6 of this Agreement.
(b) Form D.  The Company agrees to file a Form D with respect to the offer and sale of the Notes as required under Regulation D.  The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary to qualify the Notes (and shall cause Pubco to do the same with respect to the Conversion Securities and the Warrant Shares), or obtain an exemption for the Notes (and shall cause Pubco to do the same with respect to the Conversion Securities and the Warrant Shares) for sale to the Buyers at the Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of any such action so taken to the Buyers on or prior to the Closing Date.
(c) Use of Proceeds.  The Company shall use 100% of the net proceeds from the sale of the Notes (after deducting fees and expenses (including brokerage fees, legal fees and expenses and fees payable to the Escrow Agent) to fund the Company’s operating costs from May 2023 into July 2023, including payroll, facilities, current fleet operations and general and administrative.
(d) Corporate Existence.  So long as any of the Notes remain outstanding, the Company shall not, and shall cause each of its Subsidiaries not to, directly or indirectly consummate any merger, reorganization, restructuring, reverse stock split, consolidation, sale of all or substantially all of its assets, Change of Control Transaction, or any similar transaction or related transactions, other than the Merger and PIPE unless, prior to the consummation of any such transaction, the Company obtains the written consent of the holders of a majority of the aggregate principal amount of the Notes then outstanding.  “Change of Control Transaction” means the occurrence after the date hereof of any of (a) an acquisition after the date hereof by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of the Company, by contract or otherwise) of in excess of 50% of the voting securities of the Company (other than by means of conversion or exercise of the Notes), (b) the Company merges into or consolidates with any other person, or any person merges into or consolidates with the Company and, after giving effect to such transaction, the stockholders of the Company immediately prior to such transaction own less than 50% of the aggregate voting power of the Company or the successor entity of such transaction, or (c) the Company sells or transfers all or substantially all of its assets to another person and the stockholders of the Company immediately prior to such transaction own less than 50% of the aggregate voting power of the acquiring entity immediately after the transaction, (d) a replacement at one time or within a three year period of more than one-half of the members of the Board of Directors which is not approved by a majority of those individuals who are members of the Board of Directors on the date hereof (or by those individuals who are serving as members of the Board of Directors on any date whose nomination to the Board of Directors was approved by a majority of the members of the Board of Directors who are members on the date hereof), or (e) the execution by the Company of an agreement to which the Company  is a party or by which it is bound, providing for any of the events set forth in clauses (a) through (d) above.  In any such case, the Company will make appropriate provision with respect to each Buyer’s rights and interests to insure that the provisions of this Section 4(d) will thereafter be applicable to the Notes.

(e) Resales Absent Effective Registration Statement.  Each of the Buyers understands and acknowledges that (i) the Transaction Documents may require the Company to cause Pubco to issue and deliver the Conversion Securities, the Bridge Warrants and the Warrant Shares to the Buyers with legends restricting their transferability under the Securities Act, and (ii) it is aware that resales of such Conversion Securities, Bridge Warrants and Warrant Shares may not be made unless, at the time of resale, there is an effective registration statement under the Securities Act covering such Buyer’s resale(s) or an applicable exemption from registration.
(f) Variable Rate Transactions. From the date hereof until a period of two (2) years from the final Closing of the Notes, the Company and, following the Merger, Pubco shall be prohibited from effecting or entering into an agreement to effect any issuance by the Company or Pubco or any of their Subsidiaries of Company Common Stock or Pubco Common Stock or Common Stock Equivalents for cash consideration (or a combination of units thereof) involving a Variable Rate Transaction.  “Common Stock Equivalents” means any securities of the Company or Pubco or any of their Subsidiaries that would entitle the holder thereof to acquire at any time Company Common Stock or Pubco Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Company Common Stock or Pubco Common Stock. “Variable Rate Transaction” means a transaction in which the Company and, following the Merger, Pubco (i) issues or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive, additional shares of Company Common Stock or Pubco Common Stock either (A) at a conversion price, exercise price or exchange rate or other price that is based upon, and/or varies with, the trading prices of or quotations for the shares of Company Common Stock or Pubco Common Stock at any time after the initial issuance of such debt or equity securities or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Company Common Stock or Pubco Common Stock or (ii) issues or sells any amortizing convertible security that amortizes prior to its maturity date, whereby it is required to or has the option to (or the investor in such security has the option to require the Company to) make such amortization payments in shares of Company Common Stock or Pubco Common Stock (whether or not such payments in stock are subject to certain equity conditions) or (iii) enters into any agreement, including, but not limited to, an equity line of credit, whereby it may sell securities at a future determined price.  Any Buyer shall be entitled to obtain injunctive relief against the Company to preclude any such issuance, which remedy shall be in addition to any right to collect damages. Notwithstanding the foregoing, this Section 4(f) shall not apply to any Exempt Issuance. “Exempt Issuance” means the issuance of (a) shares of Common Stock, restricted stock units or options, and the underlying shares of Common Stock to consultants, employees, officers or directors of the Company pursuant to any stock or option plan duly adopted for such purpose, by a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose for services rendered to the Company, (b) securities issued upon the exercise or exchange of or conversion of any securities issued hereunder and/or other securities issuable pursuant to existing agreements, exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Agreement and disclosed in the Disclosure Schedule, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities (other than in connection with stock dividends, stock splits or combinations) or to extend the term of such securities, (c) securities issued pursuant, acquisitions or strategic transactions approved by a majority of the directors of the Company, provided that any such issuance shall only be to a Person (or to the equity holders of a Person) which is, itself or through its Subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and which shall reasonably be expected to provide to the Company additional benefits, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities, (d) securities issued pursuant to any purchase money equipment loan or capital leasing arrangement, purchasing agent or debt financing from a commercial bank or similar financial institution, (e) securities issued pursuant to any presently outstanding warrants disclosed in the Disclosure Schedule or this Agreement, and (f) securities upon a stock split, stock dividend or subdivision of the Common Stock and shares of common stock in a public offering.

(g) Registration Rights.  Upon the closing of the Merger and first closing of the PIPE, the Company shall cause Pubco to grant to each Buyer, pursuant to a written registration rights agreement (the “Registration Rights Agreement”), registration rights with respect to the Conversion Securities, any Pubco Common Stock issuable upon conversion or exercise of the Conversion Securities, and the Pubco Common Stock issuable upon exercise of the Bridge Warrants, and to the Placement Agent and the Introducing Broker registration rights with respect to the Pubco Common Stock issuable upon exercise of the Bridge Brokers’ Warrants, in each case on a pari passu basis with, and upon substantially the same terms  as the registration rights granted to, the holders of PIPE Securities.
(h) Indemnification of Buyers.  In consideration of the Buyer’s execution and delivery of this Agreement and acquiring the Notes (and the Conversion Securities, Bridge Warrants and Warrant Shares) hereunder, and in addition to all of the Company’s other obligations under this Agreement, the Company shall defend, protect, indemnify and hold harmless the Buyer(s) and each other holder of the Notes (and if applicable, the Conversion Securities, Bridge Warrants and Warrant Shares), and all of their officers, directors, employees and agents (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Buyer Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Buyer Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by the Buyer Indemnitees or any of them as a result of, or arising out of, or relating to any breach of any representation, warranty, covenant, agreement or obligation of the Company contained in this Agreement or any of the other Transaction Documents.  To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities, which is permissible under applicable law.  The indemnity agreements contained herein shall be in addition to any cause of action or similar right of any Buyer Indemnitee against the Company or others, and any liabilities the Company may be subject to pursuant to law. The liability of the Company under this paragraph to each Buyer shall not exceed the total Subscription Amount paid by such Buyer hereunder.

(i) Indemnification of Company. In consideration of the Company’s execution and delivery of this Agreement and the sale of the Notes (and the Conversion Securities and the Warrant Shares) hereunder, and in addition to all of the Buyer’s other obligations under this Agreement, each Buyer, severally but not jointly, shall defend, protect, indemnify and hold harmless the Company and each other holder of the Notes (and if applicable, the Conversion Securities and the Warrant Shares), and all of their officers, directors, employees and agents (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Company Indemnitees”) from and against all Indemnified Liabilities, incurred by the Company Indemnitees or any of them as a result of, or arising out of, or relating to any  actual or alleged false acknowledgment, representation or warranty, or misrepresentation or omission to state a material fact by such Buyer, provided, however, that the Buyer will be liable hereunder in any such case if and only to the extent that any such Indemnified Liability arises out of or is based a violation of federal or state securities laws by the Company resulting from in reliance upon information pertaining to such Buyer, as such, furnished in writing to the Company by such Buyer, and provided, further, however, that the liability of the Buyer hereunder shall be limited to such Buyer’s Subscription Amount.  To the extent that the foregoing undertaking by the Buyer may be unenforceable for any reason, the Buyer shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities, which is permissible under applicable law.  The indemnity agreements contained herein shall be in addition to any cause of action or similar right of any Company Indemnitee against the Buyer or others, and any liabilities the Buyer may be subject to pursuant to law.
5. CONDITIONS TO THE COMPANY’S OBLIGATION TO SELL.
The obligation of the Company hereunder to issue and sell the Notes to each Buyer at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion:

(a) The receipt and acceptance by the Company of subscriptions for the Offering Amount.
(b) Each Buyer shall have executed this Agreement, the Security Agreement, and the Registration Rights Agreement (by signing the Buyer’s Omnibus Signature Page hereto) and completed and executed the Accredited Investor Certification, the Investor Profile and the Anti-Money Laundering Information Form and delivered them to the Company.
(c) Each Buyer shall have delivered to the Company or the Escrow Agent, as applicable, the Purchase Price for its Notes in the amount set forth on the Buyer’s Omnibus Signature Page hereto and the Escrow Agent shall have delivered the net proceeds to the Company by wire transfer of immediately available U.S. funds pursuant to the wire instructions provided by the Company.
(d) Each Buyer shall have executed and delivered the Subordination Agreement, substantially in the form attached hereto as Exhibit C to this Agreement (the “Subordination Agreement) with the Company and Silicon Valley Bank, a Division of First-Citizens Bank & Trust Company (successor by purchase to the Federal Deposit Insurance Corporation as Receiver for Silicon Valley Bridge Bank, N.A. (as successor to Silicon Valley Bank)) (the “Senior Lender”).
(e) The representations and warranties of each Buyer contained in this Agreement shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and each Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by each Buyer at or prior to the Closing Date.
(f) All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall be obtained and effective as of the Closing.
(g) Each Buyer shall have completed and delivered to the Company a validly executed IRS Form W-8 BEN or IRS Form W-9, as applicable, establishing such Buyer’s exemption from withholding tax.
6. CONDITIONS TO THE BUYER’S OBLIGATION TO PURCHASE.
The obligation of the Buyer(s) hereunder to purchase the Notes at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions:
(a) Each Subsidiary of the Company shall have executed and delivered the guaranty of even date herewith, substantially in the form attached hereto as Exhibit D to this Agreement (the “Guaranty”) in favor of the Buyers, pursuant to which each such Subsidiary shall have guaranteed all of the obligations of the Company under this Agreement, the Notes and the other Transaction Documents.

(b) The Company and the Senior Lender shall have executed and delivered the Subordination Agreement.
(c) The Company and each Subsidiary of the Company shall have executed and delivered the security agreement of even date herewith substantially in the form attached hereto as Exhibit E (the “Security Agreement”) with the Buyers.
(d) The representations and warranties of the Company and each of its Subsidiaries contained in this Agreement (as modified by the Disclosure Schedule) and the other Transaction Documents to which it is a party shall be true and correct in all material respects (except to the extent that any of such representations and warranties is already qualified as to materiality in Section 3 above, in which case, such representations and warranties shall be true and correct without further qualification) as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and the Company and each of its Subsidiaries shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement and the other Transaction Documents to be performed, satisfied or complied with by the Company or such Subsidiary at or prior to the Closing Date.
(e) The Company shall have obtained any and all consents, permits, approvals, registrations and waivers necessary or appropriate for consummation by the Company of the purchase and sale of the Notes and the transactions contemplated hereby or under the Transaction Documents, all of which shall be in full force and effect.
(f) The Buyers shall have received a certificate, executed by the President of the Company, dated as of the Closing Date, certifying as to the fulfillment of the condition set forth in Section 6(d) and as to such other matters as may be reasonably requested by the Buyers, including, without limitation, an update as of the Closing Date regarding the representation contained in Section 3(c) above.
(g) The Company shall have executed and delivered to the Buyers the Notes in the respective amounts set forth on the Buyer Omnibus Signature Pages affixed hereto and the Disbursement of Funds Memorandum.
(h) The Company and each Subsidiary of the Company shall have delivered to the Buyers a certificate, executed on its behalf by an appropriate officer, dated as of the Closing Date, certifying the resolutions adopted by its Board of Directors approving the transactions contemplated by this Agreement, the other Transaction Documents and (in the case of the Company) the issuance of the Notes, certifying the current versions of its Certificate of Incorporation and By-laws (or equivalent documents) and certifying as to the signatures and authority of persons signing this Agreement on behalf of the Company.  The foregoing certificate shall only be required to be delivered on the first Closing Date, unless any information contained in the certificate has changed.

(i) The Buyer shall have received an opinion from the Company’s legal counsel, dated as of the Closing Date, in form satisfactory to the Placement Agent or the Introducing Broker, as applicable.
(j) The Company shall have performed and complied in all material respects with all agreements, covenants and conditions to closing required to be performed and complied by it or them under the Security Agreement, unless such agreements, covenants and conditions have been waived by the Placement Agent or the Introducing Broker, which waiver with respect to the Placement Agent shall be conclusively evidenced by the Placement Agent’s written instruction to the Escrow Agent to deliver to the Company in accordance with the terms of the Escrow Agreement the Purchase Price for the Notes to be issued and sold to the Buyer(s) on such Closing Date.
7. WAIVER OF POTENTIAL CONFLICTS OF INTEREST.  Buyers, for themselves and on behalf of their affiliates, successors and assigns, expressly waive any conflicts of interest or potential conflicts of interest discussed in Section I.A.2(bb) of this Agreement and agree that the Company and its affiliates shall have no liability to any Buyer or their affiliates, successors and assigns with respect to such conflicts of interest or potential conflicts of interest.
8. GOVERNING LAW: MISCELLANEOUS.
(a) Governing Law.  This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York without regard to the principles of conflict of laws.  The parties further agree that any action between them shall be heard exclusively in federal or state court sitting in the New York County, New York, and expressly consent to the jurisdiction and venue of the Supreme Court of New York, sitting in New York County and the United States District Court for the Southern District of New York for the adjudication of any civil action asserted pursuant to this paragraph.
(b) Irrevocable Subscription.  Each of the Buyers hereby acknowledges and agrees that the subscription hereunder is irrevocable by such Buyer, except as required by applicable law, and that this Agreement shall survive the death or disability of the Buyer and shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives, and permitted assigns.  If the Buyer is more than one Person, the obligations of the Buyer hereunder shall be joint and several and the agreements, representations, warranties, and acknowledgments herein shall be deemed to be made by and be binding upon each such Person and such Person’s heirs, executors, administrators, successors, legal representatives, and permitted assigns.
(c) Expenses.  Each of the parties hereto shall pay its own fees and expenses (including the fees of any attorneys, accountants, appraises or others engaged by such party) in connection with this Agreement and the transactions contemplated hereby whether or not the transactions contemplated hereby are consummated.
(d) Counterparts.  This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument. All of such counterparts shall be read as though one, and they shall have the same force and effect as though all the signers had signed a single page.  In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file (or other electronic image that can be opened and printed by the recipient) of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

(e) Headings.  The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.
(f) Severability.  If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.
(g) Entire Agreement, Amendments.  This Agreement supersedes all other prior oral or written agreements between the Buyer(s), the Company, their affiliates and Persons acting on their behalf with respect to the matters discussed herein (including any term sheet), and this Agreement, the other Transaction Documents and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters.  No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the Company and the holders of a majority of the aggregate principal amount of the Notes then outstanding, provided that the effect of such action does not waive any accrued interest or damages and further provided that the relative rights of the Buyers to each other remains unchanged.
(h) Notices.  Any notice, consents, waivers or other communication required or permitted to be given hereunder shall be in writing and will be deemed to have been delivered: (i) upon receipt, when personally delivered; (ii) upon receipt when sent by certified mail, return receipt requested, postage prepaid; (iii) when sent, if by e-mail, (provided that such sent e-mail is kept on file (whether electronically or otherwise) by the sending party and the sending party does not receive an automatically generated message from the recipient’s e-mail server that such e-mail could not be delivered to such recipient); or (iv) one (1) Business Day after deposit with a nationally recognized overnight courier service with next day delivery specified, in each case, properly addressed to the party to receive the same.  (“Business Day” means any day except any Saturday, any Sunday, any day which shall be a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.)  The addresses and email addresses for such communications shall be:

If to the Company, to:	Serve Robotics Inc. 730 Broadway Redwood City, CA 94022 Attention: Ali Kashani, CEO E-mail: ali@serverobotics.com

With a copy to:
Orrick Herrington & Sutcliffe LLP
631 Wilshire Boulevard, Suite 2-C,
Santa Monica, CA 90401
Attention:  Josh Pollick; Hari Raman; Albert Vanderlaan
E-mail: jpollick@orrick.com; hraman@orrick.com; avanderlaan@orrick.com

If to the Buyer(s), to the addresses set forth on the Buyer Omnibus Signature Page affixed hereto, with a copy to the Placement Agent and the Introducing Broker at its address for notices specified in the Placement Agency Agreement and the Introducing Broker Agreement, respectively.  Each party shall provide five (5) Business Days’ prior written notice to the other parties of any change in address or e-mail.
(i) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. Neither the Company nor any Buyer shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other party hereto.
(j) No Third Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.
(k) Survival.  Unless this Agreement is terminated under Section 8(n), the representations and warranties of the Company and the Buyer(s) contained in Sections 2 and 3, the agreements and covenants set forth in Sections 4 and 8 shall survive the Closing for a period of twelve (12) months following the date on which all of the Notes are repaid in full or converted into Conversion Securities in their entirety as provided in the Transaction Documents (whichever is the earliest); provided, however, that such representations and warranties shall in no way be affected by any investigation or knowledge of the subject matter thereof made by or on behalf of the Buyers or the Company.  Each Buyer shall be responsible only for its own representations, warranties, agreements and covenants hereunder.
(l) Publicity.  The Company shall have the right to approve or reject, in its sole discretion, before issuance any press release or any other public statement with respect to the transactions contemplated hereby made by any other party; and the Company shall be entitled, without the prior approval of any Buyer, to issue any press release or other public disclosure with respect to such transactions required under applicable securities or other laws or regulations or as it otherwise deems appropriate.

(m) Further Assurances.  Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.
(n) Termination.  In the event that the initial Closing shall not have occurred with respect to the Buyers on or before Final Termination Date due to the Company’s or the Buyers’ failure to satisfy the conditions set forth in Sections 5 and 6 above (and the non-breaching party’s failure to waive such unsatisfied condition(s)), the non-breaching party shall have the option to terminate this Agreement with respect to such breaching party by providing five (5) days’ written notice to such breaching party of the non-breaching party’s intent to terminate this Agreement (and if the non-breaching party is the Buyer, to also withdraw its subscription) at the close of business on such date without liability of any party to any other party.
(o) No Strict Construction.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.
(p) Remedies.  In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Buyer and the Company will be entitled to specific performance under this Agreement.  The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agree to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.
(p) Omnibus Signature Page.  Pursuant to the terms and conditions of this Agreement and the other Transaction Documents, it is hereby agreed that the execution by the Buyer of this Agreement, in the place set forth on the Buyer Omnibus Signature Page below, shall make the Buyer a party to, and shall constitute agreement of the Buyer to be bound by, the terms and conditions hereof and the terms and conditions of each of the Security Agreement and the Registration Rights Agreement, with the same effect as if each of such separate agreement were separately signed by the Buyer.
[Signature Page Follows]

IN WITNESS WHEREOF, the Buyers and the Company have caused this Securities Purchase Agreement to be duly executed as of the date first written above.

COMPANY:
Serve Robotics Inc.

By: /s/ Ali Kashani
Name: Ali Kashani
Title: Chief Executive Officer

BUYERS:

The Buyers executing the Omnibus Signature Page attached hereto as Annex A and the documents annexed thereto and delivering the same to the Company or its agents shall be deemed to have executed this Securities Purchase Agreement and agreed to the terms hereof.

Annex A

BUYER OMNIBUS SIGNATURE PAGE
to
Securities Purchase Agreement, Security Agreement and
Registration Rights Agreement

The undersigned, desiring to: (i) enter into the Securities Purchase Agreement, dated as of _________,1 2023 (the “Securities Purchase Agreement”), between the undersigned, Serve Robotics Inc., , a Delaware corporation (the “Company”), and the other parties thereto, in or substantially in the form furnished to the undersigned, (ii) enter into the Security Agreement (the “Security Agreement”) among Company, each Subsidiary of the Company and the Secured Parties (as defined therein), as contemplated by Section 6(c) of the Securities Purchase Agreement, (iii) enter into the Registration Rights Agreement (the “Registration Rights Agreement”) among Pubco and the Buyers, as contemplated by Section 4(g) of the Securities Purchase Agreement, and (iv) purchase the Notes of the Company as set forth below, hereby agrees to purchase such Notes from the Company and further agrees to join the Securities Purchase Agreement, the Security Agreement and the Registration Rights Agreement as a party thereto, with all the rights and privileges appertaining thereto, and to be bound in all respects by the terms and conditions thereof.  The undersigned specifically acknowledges having read the representations section in the Securities Purchase Agreement entitled “Buyer’s Representations and Warranties,” and hereby represents that the statements contained therein are complete and accurate with respect to the undersigned as a Buyer.

The Buyer hereby elects to purchase US$_______ principal amount of Notes (to be completed by the Buyer) under the Securities Purchase Agreement.

DATED: __________________

BUYER (individual)

_____________________________________________
Signature

_____________________________________________
Print Name

_____________________________________________
Signature (if Joint Tenants or Tenants in Common)

Address of Principal Residence:
_____________________________________________
_____________________________________________
_____________________________________________

Social Security Number(s):
_____________________________________________

Telephone Number:
_____________________________________________

Facsimile Number:
_____________________________________________

E-mail Address:
_____________________________________________

BUYER (entity)

_____________________________________________
Name of Entity

_____________________________________________
Signature

Print Name: ___________________________________
Title:   _______________________________________

Address of Executive Offices:
____________________________________________
____________________________________________
____________________________________________

IRS Tax Identification Number:
____________________________________________

Telephone Number:
____________________________________________

Facsimile Number:
____________________________________________

E-mail Address:
____________________________________________

1 Will reflect the Closing Date.  Not to be completed by Buyer.

Annex B
Risk Factors
Risks Related to Our Company
We are an early stage company and have generated nominal revenue.
Serve Robotics, Inc. was formed on January 15, 2021. Accordingly, the Company has a limited history upon which an evaluation of its performance and future prospects can be made. Our current and proposed operations are subject to all business risks associated with new enterprises. These include likely fluctuations in operating results as the Company reacts to developments in its market, managing its growth and the entry of competitors into the market. We will only be able to pay dividends on any shares once our directors determine that we are financially able to do so. Serve Robotics has incurred a net loss and has very little revenues generated since inception.
There is no assurance that we will be profitable in the next 3 years or generate sufficient revenues to pay dividends to the holders of the shares.
Any valuation at this stage is difficult to assess.
The valuation for this Offering was established by the Company and is not based on the financial results of the Company. Instead, it is based on management's best estimates of the investment value of the Company, which is a subjective measure. This differs significantly from listed companies, which are valued publicly through market-driven stock prices. The valuation of private companies, especially early-stage companies, is difficult to assess and you may risk overpaying for your investment.
We have a limited operating history upon which to evaluate our performance and have not yet generated profits or material revenue.
We are a new company and have neither generated material revenue nor profits. As such, it is difficult to determine how we will perform, as our core offering has yet to achieve broad market adoption.
Our auditor has issued a “going concern” opinion.
Our auditor has issued a “going concern” opinion on our financial statements, which means they are not sure that we will be able to succeed as a business without additional financing. As of December 31, 2021, the date of our last audited financial statements, we had not yet commenced any revenue-generating activity. We had sustained a net loss of $21,665,518 and had an accumulated deficit of $21,665,518. Our ability to continue as a going concern for the next twelve months is dependent upon our ability to generate cash from operating activities and/or to raise additional capital to fund our operations. While we were successful in raising a total of approximately $42,000,000 in debt and equity financing so far, our ongoing operational expenses are now approximately $1,400,000 per month without yet generating any material corresponding revenue. Our failure to raise additional capital could have a negative impact on not only our financial condition but also our ability to execute our business plan.
We will be required to raise additional capital in order to develop our technology and scale our commercial delivery operations.
This Offering will provide us with capital to continue product development and commercial delivery operations. We will need additional capital to develop the next version of the Serve Robotics machines and scale our commercial delivery operations. We will not be able to continue product development and our commercial deliveries if we cannot raise additional debt and/or equity financing.
Our revenues and profits are subject to fluctuations.
It is difficult to accurately forecast our revenues and operating results, and these could fluctuate in the future due to a number of factors. These factors may include adverse changes in companies' interests in our robotic delivery and advertising services, companies' available dollars to invest on our services, general economic conditions, our ability to market our company to companies, headcount and other operating costs, and general industry and regulatory conditions and requirements. The Company's operating results may fluctuate from year to year due to the factors listed above and others not listed. At times, these fluctuations may be significant and could impact our ability to operate our business.

We are dependent on general economic conditions.
Our business model is dependent on companies purchasing our robotic delivery and advertising services. Our business model is thus dependent on national and international economic conditions. Adverse national and international economic conditions may reduce the future availability of dollars companies have to spend on our services, which would negatively impact our revenues and possibly our ability to continue operations. It is not possible to accurately predict the potential adverse impacts on the Company, if any, of current economic conditions on its financial condition, operating results and cash flow.
One of our Directors currently holds multiple positions in our industry.
Our board member Buck Jordan currently serves as a director, officer, or advisor to multiple companies. Many of the companies that he holds titles in are in robotics and automation, which is the same industry as Serve Robotics. As such, at times there may be conflicts of interest between Serve Robotics and these other companies.
Our failure to attract and retain highly qualified personnel in the future could harm our business.
We are an innovative technology company. We may not be able to locate or attract qualified individuals for important positions, such as software engineers, robotics engineers, machine vision and machine learning experts, and others, which could affect the Company's ability to grow and expand its business.
Our future revenue plans rely on partnering with third party delivery platforms, brand sponsors, and/or direct sales to merchants.
Our largest stream of projected revenue comes from maximizing utilization of our robots to perform deliveries. We may be unable to maximize utilization due to a variety of reasons, including insufficient merchant participation, platform partner matching algorithms, failure to deliver a commercial grade product, and a lack of product acceptance by merchants and/or delivery recipients. Our financial projections also anticipate generating revenues from brand sponsors who would pay to place their branding on our robots as a form of out-of-home ("OOH") advertising. OOH advertising on robots is a new phenomenon and as such, an unproven model. If we are unable to realize these sales, our business model and go-to-market strategy will be jeopardized.
Our robots operate in public spaces and any errors caused by human supervisors, network connectivity issues, third-party software, or automation may adversely affect our commercial relationships.
Our ability to attract and retain customers (including merchants, platform partners, and brand sponsors) is heavily dependent on our ability to provide a safe and reliable service. Our safety and security track record have been instrumental in helping us attract and retain our existing customers. Because we operate on public sidewalks, we have to maintain the highest standards for public safety and the performance of our robots is highly visible. Any actual or perceived public safety incidents that may be caused by our human supervisors, network connectivity issues, third-party software, or automation may jeopardize our commercial relationships and financial viability.
Our robots rely on sophisticated software technology that incorporate third-party components and networks to operate.
Our robots require certain third-party software and networks to function safely and effectively. Performance degradation or lack of access to such software and networks can result in poor delivery performance or even grounding of our entire fleet until it is resolved, which can adversely impact our ability to continue our operations.

Supply chain and manufacturing constraints will directly impact the cost and the speed at which we can build and deploy our robots.
Our robots contain hundreds of components which are assembled by third-party manufacturing partners. Global supply chain problems will directly impact our ability to obtain these components cost-effectively. Furthermore, our ability to partner with and work productively with third-party manufacturers will impact the speed at which we can scale our robotic fleet, and thereby generate revenues.
The evolving regulations around personal delivery devices ("PDDs") could materially impact our business and growth prospects in new markets.
Sidewalk robots, as opposed to autonomous vehicles operating on public streets, are not by default prohibited from operations in most jurisdictions and do not have any licensing requirements today. But there is no guarantee that the current permissive environment will not change in the future, especially as more sidewalk robots get deployed. While we currently have the requisite permits and support from local municipalities in areas we operate, any change in regulations or permit requirements could adversely impact our business. Therefore, we proactively engage with lawmakers, academics, standards-setting organizations, urban planning nonprofits, disability rights advocates, senior citizen organizations, and regional bicycle coalitions to anticipate and mitigate potential regulatory challenges.
Over a dozen states across the United States have enacted legislation regulating personal delivery devices ("PDDs"), using a definition that includes sidewalk robots such as ours. While these regulations have been largely industry-friendly and intended to streamline the rollout of PDDs in those jurisdictions, they are not yet uniform and may present some challenges as we seek to deploy in new markets. For example, Washington state has a 100 lb unladen weight restriction that would require amending in order for us to expand into that state.
We could be adversely affected by product liability, personal injury or other health and safety issues.
As with any company delivering food or other products, we must adhere to strict health and safety standards. We could suffer significant reputational damage and financial liability if we experience any of the foregoing health and safety issues or incidents, which could have a material adverse effect on our business operations, financial condition and results of operations.
Competitors may have or attain more resources and/or greater market recognition than we do.
A number of companies may have, or may attain, more resources and/or greater market recognition than we do. Some of these companies are direct competitors, while others provide adjacent services such as delivery with autonomous vehicles on streets that could impact our market. Because of this, demand for our services may be reduced and we may find ourselves at a competitive disadvantage.
If the Company cannot protect, maintain and, if necessary, enforce its intellectual property rights, its ability to develop and commercialize products will be adversely impacted.
The Company's success, in large part, depends on its ability to protect and maintain the proprietary nature of its technology. The Company must prosecute and maintain its existing patents and obtain new patents. Some of the Company's proprietary information may not be patentable, and there can be no assurance that others will not utilize similar or superior solutions to compete with the Company. The Company cannot guarantee that it will develop proprietary products that are patentable, and that, if issued, any patent will give a competitive advantage or that such patent will not be challenged by third parties. The process of obtaining patents can be time consuming with no certainty of success, as a patent may not issue or may not have sufficient scope or strength to protect the intellectual property it was intended to protect. The Company cannot assure you that its means of protecting its proprietary rights will suffice or that others will not independently develop competitive technology or design around patents or other intellectual property rights issued to the Company. Even if a patent is issued, it does not guarantee that it is valid or enforceable. Any patents that the Company or its licensors have obtained or obtain in the future may be challenged, invalidated, or unenforceable. If necessary, the Company will initiate actions to protect its intellectual property, which can be costly and time consuming.
We may need to raise additional capital, which might not be available or might be available only on terms unfavorable to us or our investors.
In order to continue to operate and grow the business, we may need to raise additional capital beyond this current financing round by offering shares of our common stock and/or other classes of equity or convertible debt. All of these would result in dilution to our existing investors, plus they may include additional rights or terms that may be unfavorable to our existing investor base. We cannot assure you that the necessary funds will be available on a timely basis, on favorable terms, or at all, or that such funds, if raised, would be sufficient. The level and timing of future expenditure will depend on a number of factors, many of which are outside our control. If we are not able to obtain additional capital on acceptable terms, or at all, we may be forced to curtail or abandon our growth plans, which could adversely impact the Company, its business, development, financial condition, operating results or prospects.

Risks Related to COVID-19
The Impact of COVID-19 could slow development of our product and utilization of our services.
Due to COVID-19, the Company may experience delays related to manufacturing, assembly, and deployment of our robots as well as impact the availability and utilization of our services. The impact continues to evolve, and its future effects are uncertain. Due to COVID-19, the Company may be limited at times with regard to the number of engineers that can work on the product and operations personnel responsible for the successful deployment and performance of our services at any given time in order to maintain safe social distancing. Furthermore, as mentioned above, the Company relies on third-party manufacturers, and those manufacturers may experience delays as well. Such delays would adversely impact our ability to generate revenues.
We are and may continue to be significantly impacted by the worldwide economic downturn due to the COVID-19 pandemic.
The COVD-19 health crisis has adversely affected and could continue to affect the global economy, resulting in an economic downturn that could negatively impact the value of the Company's shares and investor demand for shares generally.
The continued spread of COVID-19 has also led to severe disruption and volatility in the global capital markets, which could increase our cost of capital and adversely affect our ability to access the capital markets in the future. It is possible that the continued spread of COVID-19 could cause a further economic slowdown or recession or cause other unpredictable events, each of which could adversely affect our business, results of operations or financial condition.
The extent to which COVID-19 affects our financial results will depend on future developments, which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity of the COVID-19 outbreak and the actions to contain the outbreak or treat its impact, among others. Moreover, the COVID-19 outbreak has had and may continue to have indeterminable adverse effects on general commercial activity and the world economy, and our business and results of operations could be adversely affected to the extent that COVID-19 or any other pandemic harms the global economy generally.
Specifically, COVID-19 may impact the production of our robots and utilization of our services. If we are unable to produce our robots due to manufacturing strains, we may not be able to deploy our robots quickly and scale our business. This impact would mean we'd need to raise additional capital in order to cover our operating expenses and meet our revenue targets.

SCHEDULE I

SCHEDULE OF BUYERS

SERVE ROBOTICS INC.
ACCREDITED INVESTOR CERTIFICATION
(Initial all that apply.)
By initialing you certify that:
For Individual Investors Only
Initial
I have a net worth, or joint net worth with my spouse or spousal equivalent, of more than US$1,000,000. (“Net worth” means the excess of total assets at fair market value (including personal and real property, but excluding the estimated fair market value of your primary home) over total liabilities. "Total liabilities" excludes any mortgage on the primary home in an amount of up to the home's estimated fair market value as long as the mortgage was incurred more than 60 days before the Shares are purchased, but includes (i) any mortgage amount in excess of the home's fair market value and (ii) any mortgage amount that was borrowed during the 60-day period before the closing date for the sale of the Shares for the purpose of investing in the Shares.  “Spousal equivalent” means a cohabitant occupying a relationship generally equivalent to that of a spouse. “Joint net worth” is the aggregate net worth of a person and spouse or spousal equivalent; assets do not need to be held jointly to be included in the calculation.)

Initial
I have had  an individual income in excess of US$200,000 in each of the two most recent calendar years, or joint income with my spouse or spousal equivalent in excess of US$300,000 in each of those years, and have a reasonable expectation of reaching the same income level in the current calendar year.  (“Income” means annual adjusted gross income, as reported for federal income tax purposes, plus (i) the amount of any tax-exempt interest income received; (ii) the amount of losses claimed as a limited partner in a limited partnership; (iii) any deduction claimed for depletion; (iv) amounts contributed to an IRA or Keogh retirement plan; (v) alimony paid; and (vi) any gains excluded from the calculation of adjusted gross income pursuant to the provisions of Section 1202 o] the Internal Revenue Code of 1986, as amended.)

Initial
I hold in good standing one of the following professional licenses: the General Securities Representative license (Series 7), the Private Securities Offerings Representative license (Series 82), or the Investment Adviser Representative license (Series 65).

Initial	I am a director or executive officer of Serve Robotics Inc.

For Non-Individual Investors (Entities)
The investor is:
Initial
A bank, as defined in Section 3(a)(2) of the Securities Act or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in an individual or a fiduciary capacity.

Initial	A broker or dealer registered under Section 15 of the Securities Exchange Act of 1934, as amended.
Initial	An investment adviser registered pursuant to Section 203 of the Investment Advisers Act of 1940 or registered pursuant to the laws of a state.
Initial	An investment adviser relying on the exemption from registering with the SEC under Section 203(l) or (m) of the Investment Advisers Act of 1940.
Initial	An insurance company, as defined in Section 2(a)(13) of the Securities Act.
Initial	An investment company registered under the Investment Company Act of 1940 or a business development company, as defined in Section 2(a)(48) of that act.
Initial	A Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.
Initial	A Rural Business Investment Company as defined in Section 384A of the Consolidated Farm and Rural Act.
Initial
A plan established and maintained by a state, its political subdivisions or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if the plan has total assets in excess of US$5 million.

Initial
An employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, if the investment decision is being made by a plan fiduciary, as defined in Section 3(21) of such act, and the plan fiduciary is either a bank, a savings and loan association, an insurance company, or a registered investment adviser, or if the employee benefit plan has total assets in excess of US$5 million, or if the employee benefit plan is a self-directed plan in which investment decisions are made solely by persons that are accredited investors.

Initial	A private business development company, as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.
Initial
A corporation, Massachusetts or similar business trust, partnership, or limited liability company or an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, that was not formed for the specific purpose of acquiring the Securities, and that has total assets in excess of US$5 million.

Initial
A trust with total assets in excess of US$5 million not formed for the specific purpose of acquiring the Securities, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under the Securities Act.

Initial
An entity in which all of the equity owners (whether entities themselves or natural persons) are accredited investors and meet the criteria listed in either this Section 5 or Part I, Section 6 of this Questionnaire. Please also see "Additional Questions for Certain Accredited Investors" below.

Initial
An entity of a type not listed above, that is not formed for the specific purpose of acquiring the Securities and owns investments in excess of US$5 million. For purposes of this clause, "investments" means investments as defined in Rule 2a51-1(b) under the Investment Company Act of 1940.

Initial
A family office, as defined in Rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940, that (i) has assets under management in excess of US$5 million; (ii) is not formed for the specific purpose of acquiring the Securities and (iii) has a person directing the prospective investment who has such knowledge and experience in financial and business matters so that the family office is capable of evaluating the merits and risks of the prospective investment.

Initial
A family client, as defined in Rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940, of a family office meeting the requirements of the immediately preceding clause and whose prospective investment in the Issuer is directed by that family office pursuant to subclause (iii) of the immediately preceding clause.

Additional Questions for Certain Accredited Investors:
If the undersigned entity has checked the last item above, please complete the following:
(1)	What type of entity is the Buyer?
(2)	List all equity owners of the Buyer (whether entities themselves or natural persons):
(3)
Have each equity owner that is a natural person respond individually to Part I of this Certification. Have each equity owner that is an entity respond separately to Part II of this Certification. Please attach these responses as additional pages to the back of this Certification.

Accredited Investor Certificate Page 2

SERVE ROBOTICS INC.
Investor Profile
(Must be completed by Investor)
Section A ‑ Personal Investor Information
Investor Name(s):   _________________________________________________________________________
Individual executing Profile or Trustee: __________________________________________________
Social Security Numbers / Federal I.D. Number: __________________________________________________________________

Date of Birth:   ____________________________                    Marital Status:  _____________
Joint Party Date of Birth:  ____________Investment Experience (Years):    _________________________
Annual Income: _+____________________________                Liquid Net Worth:   _____________________
Net Worth*:  _____________________________________
Tax Bracket: _____ 15% or below _____ 25% - 27.5% _____ Over 27.5%
Home Street Address: _______________________________
Home City, State & Zip Code: _________________________________________
Home Phone: ______________________ Home Fax:   _______________ Home Email: ____________________
Employer: ________________________
Employer Street Address: _________________
Employer City, State & Zip Code: ________________________________
Bus. Phone: ________________________ Bus. Fax: ___________________ Bus. Email: ______________________
Type of Business: _____________________________________________________
Outside Broker/Dealer: _____________________________________

Section B – Certificate Delivery Instructions
____ Please deliver certificate to the Employer Address listed in Section A.
____ Please deliver certificate to the Home Address listed in Section A.
____ Please deliver certificate to the following address:

Section C – Form of Payment – Check or Wire Transfer

Check payable to either (i) CSC Trust Company of Delaware, as Escrow Agent for Serve Robotics Inc. or (ii) to Service Robotics Inc. according to Section 1(c) of the Securities Purchase Agreement.
____ Wire funds from my outside account according to Section 1(a) of the Securities Purchase Agreement.
____ The funds for this investment are rolled over, tax deferred from __________ within the allowed 60 day window.

Please check if you are a FINRA member or affiliate of a FINRA member firm: ____

Investor Signature Date

*
For purposes of calculating your net worth in this form, (a) your primary residence shall not be included as an asset; (b) indebtedness secured by your primary residence, up to the estimated fair market value of your primary residence at the time of your purchase of the securities, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of your purchase of the securities exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of your primary residence, the amount of such excess shall be included as a liability); and (c) indebtedness that is secured by your primary residence in excess of the estimated fair market value of your primary residence at the time of your purchase of the securities shall be included as a liability

ANTI MONEY LAUNDERING REQUIREMENTS
The USA PATRIOT Act
The USA PATRIOT Act is designed to detect, deter, and punish terrorists in the United States and abroad.  The Act imposes new anti-money laundering requirements on brokerage firms and financial institutions.  Since April 24, 2002 all brokerage firms have been required to have new, comprehensive anti-money laundering programs.
To help you understand these efforts, we want to provide you with some information about money laundering and our steps to implement the USA PATRIOT Act.
What is money laundering?
Money laundering is the process of disguising illegally obtained money so that the funds appear to come from legitimate sources or activities.  Money laundering occurs in connection with a wide variety of crimes, including illegal arms sales, drug trafficking, robbery, fraud, racketeering, and terrorism.
How big is the problem and why is it important?
The use of the U.S. financial system by criminals to facilitate terrorism or other crimes could well taint our financial markets.  According to the U.S. State Department, one recent estimate puts the amount of worldwide money laundering activity at $1 trillion a year.
What are we required to do to eliminate money laundering?
Under rules required by the USA PATRIOT Act, our anti-money laundering program must designate a special compliance officer, set up employee training, conduct independent audits, and establish policies and procedures to detect and report suspicious transaction and ensure compliance with such laws.  As part of our required program, we may ask you to provide various identification documents or other information.  Until you provide the information or documents we need, we may not be able to effect any transactions for you.

ANTI-MONEY LAUNDERING INFORMATION FORM
The following is required in accordance with the AML provision of the USA PATRIOT ACT.
(Please fill out and return with requested documentation.)
INVESTOR NAME:
LEGAL ADDRESS:

SSN# or TAX ID#
OF INVESTOR:
YEARLY INCOME:
FOR INVESTORS WHO ARE INDIVIDUALS:  AGE:
NET WORTH:*
*
For purposes of calculating your net worth in this form, (a) your primary residence shall not be included as an asset; (b) indebtedness secured by your primary residence, up to the estimated fair market value of your primary residence at the time of your purchase of the securities, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of your purchase of the securities exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of your primary residence, the amount of such excess shall be included as a liability); and (c) indebtedness that is secured by your primary residence in excess of the estimated fair market value of your primary residence at the time of your purchase of the securities shall be included as a liability.

FOR INVESTORS WHO ARE INDIVIDUALS:  OCCUPATION:
ADDRESS OF BUSINESS OR OF EMPLOYER:

INVESTMENT OBJECTIVE(S):
IDENTIFICATION & DOCUMENTATION AND SOURCE OF FUNDS:
1.
Please submit a copy of non-expired identification for the authorized signatory(ies) on the investment documents, showing name, date of birth, address and signature.  The address shown on the identification document MUST match the Investor’s address shown on the Investor Signature Page.

Current Driver’s License	or	Valid Passport	or	Identity Card
(Circle one or more)

2.
If the Investor is a corporation, limited liability company, trust or other type of entity, please submit the following requisite documents: (i) Articles of Incorporation, By-Laws, Certificate of Formation, Operating Agreement, Trust or other similar documents for the type of entity; and (ii) Corporate Resolution or power of attorney or other similar document granting authority to signatory(ies) and designating that they are permitted to make the proposed investment.

3.	Please advise where the funds were derived from to make the proposed investment:
Investments	Savings	Proceeds of Sale	Other ____________
(Circle one or more)
Signature:
Print Name:
Title (if applicable):
Date:

Schedule 3(a)

Subsidiaries

Schedule 3(c)

Capitalization

Schedule 3(e)

No Conflicts

Schedule 3(f)

Litigation

Schedule 3(k)

Intellectual Property Rights

Schedule 3(n)

Title

Schedule 3(q)

Rights of First Refusal

Schedule 3(s)

Brokers’ Fees

EXHIBIT A

Form of Note

EXHIBIT B

Form of Bridge Warrant

EXHIBIT C

Form of Subordination Agreement

EXHIBIT D

Form of Guaranty

EXHIBIT E

Form of Security Agreement